Exhibit 99.1
MDC PARTNERS INC.
SCHEDULE OF ADVERTISING AND COMMUNICATIONS COMPANIES

MDC maintains a majority or 100% ownership position in substantially all of its operating partner companies, with management of the partner companies owning the remaining equity.  MDC generally has rights to increase its ownership of non-wholly owned subsidiaries to 100% over a defined period of time.

	Year of Initial
Company	Investment	Locations
Consolidated:
Advertising and Communications
6degrees Communications	1993	Canada
72andSunny	2010	Los Angeles, New York, Netherlands, UK
Allison & Partners	2010	San Francisco, Los Angeles, New York and other US Locations, China, France, Singapore, UK, Japan, Germany
Anomaly	2011	New York, Los Angeles, Netherlands, Canada, UK, China
Boom Marketing	2005	Canada
Bruce Mau Design	2004	Canada
Bryan Mills Iradesso	1989	Canada
Civilian	2000	Chicago
Colle + McVoy	1999	Minneapolis
Concentric Partners	2011	New York, UK
Crispin Porter + Bogusky	2001	Miami, Boulder, Los Angeles, UK, Sweden, Denmark, Brazil, China
Doner	2012	Detroit, Cleveland, Los Angeles, UK
Gale Partners	2014	Canada, New York, India
Hello Design	2004	Los Angeles
HL Group Partners	2007	New York, Los Angeles, China
Hunter PR	2014	New York, UK
kbs+	2004	New York, Canada, China, UK, Los Angeles
Albion	2014	UK
Attention	2009	New York, Los Angeles
Kenna	2010	Canada
The Media Kitchen	2010	New York, Canada, UK
Rumble Fox	2014	New York
Kingsdale	2014	Canada, New York
Kwittken	2010	New York, UK, Canada
Laird + Partners	2011	New York
Luntz Global	2014	Washington, D.C.
MDC Media Partners	2010
Assembly	2010	New York, Detroit, Atlanta, Los Angeles
EnPlay	2015	New York
LBN Partners	2013	Detroit, Los Angeles
Trade X	2011	New York
Unique Influence	2015	Austin
Varick Media Management	2010	New York
Mono Advertising	2004	Minneapolis, San Francisco
Northstar Research Partners	1998	Canada, New York, UK
Redscout	2007	New York, San Francisco, UK
Relevent	2010	New York
Sloane & Company	2010	New York
Source Marketing	1998	Connecticut, Pennsylvania
TEAM	2010	Ft. Lauderdale
Union	2013	Canada
Veritas	1993	Canada
Vitro	2004	San Diego, Austin
Yamamoto	2000	Minneapolis
Y Media Labs	2015	Redwood City, New York, India

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